UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
_________________________________________________________________________________________________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One East Fourth Street, Cincinnati, OH	45202
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 513-579-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2004, American Financial Group, Inc. ("AFG") entered into an Underwriting Agreement relating to the sale by AFG of 2,000,000 shares of its common stock and the sale by AFG's wholly-owned subsidiary, American Premier Underwriters, Inc. ("APU"), of an additional 1,361,711 currently outstanding shares at the same price. Carl H. Lindner, AFG's Chairman and Chief Executive Officer, and one of his brothers, will purchase 600,000 and 200,000 shares, respectively, in the offering. This Current Report on Form 8-K is being filed in connection with the issuance and sale of the shares under the Underwriting Agreement.

On November 17, 2004, AFG had announced that it had entered into an Equity Distribution Agreement pursuant to which AFG and APU could sell 3,000,000 primary shares and 1,361,711 secondary shares, respectively. At the time the Equity Distribution Agreement was executed, AFG stated that it intended to offer and sell between $20 million and $30 million of common stock pursuant to that agreement annually, depending upon market conditions. Through December 15, 2004, AFG had sold 679,000 shares of common stock under that agreement, at an average price per share of $31.52.

AFG was subsequently approached by Cantor Fitzgerald & Co. and asked whether AFG would be interested in selling a larger number of shares in 2004 than originally intended. After considering market conditions, AFG agreed to sell 2,000,000 shares to Cantor, bringing total cash proceeds to AFG of approximately $82 million through sales under the Equity Distribution Agreement and the Underwriting Agreement. The proceeds to APU will be approximately $41.5 million.

Section 8 - Other Events

Item 8.01 Other Events.

AFG incorporates by reference into this Form 8-K the section entitled, "Risk Factors" contained in AFG's Prospectus dated December 10, 2004 (File No. 333-117010).

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

    Financial statements of business acquired.  Not applicable.

    Pro forma financial information.  Not applicable.

    Exhibits

Exhibit No.	Description

1	Underwriting Agreement among AFG, APU and Cantor Fitzgerald & Co. dated December 16, 2004
99.1	The section entitled, "Risk Factors" contained in AFG's Prospectus dated December 10, 2004, incorporated by reference from File No. 333-117010.
99.2	Press release, dated December 16, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: December 16, 2004
By: Karl J. Grafe
Karl J. Grafe
Vice President